Exhibit 99.1

FOR IMMEDIATE RELEASE:

TRUEBLUE REPORTS FOURTH QUARTER 2007 RESULTS

TACOMA, WA, January 30, 2008—TrueBlue, Inc. (NYSE:TBI) today reported revenue for the fourth quarter ended Dec. 28, 2007 of $353.6 million, an increase of 4.6 percent from $338.1 million for the fourth quarter of 2006.  For the fourth quarter of 2007, the company generated net income of $14.4 million or $0.33 per diluted share, a decrease from $21.6 million or $0.42 per diluted share for the fourth quarter of 2006.  The fourth quarter of 2006 included an additional $4.2 million of net income from the reinstatement of the Work Opportunity Tax Credit and other tax matters.

“Our focus on revenue growth and disciplined cost containment continues to drive our performance, despite the difficult operating environment,” said TrueBlue CEO Steve Cooper. “During the quarter, we closed 27 branches and made other changes across our operations to adjust for current conditions.”

Revenue for the quarter from branches open 12 months or longer decreased 0.2 percent while revenue from acquisitions provided 5.3 percent of revenue growth over the same period a year ago.  Other items such as branch openings, branch closings, and the impact of currency decreased revenue by 0.5 percent.

“During 2007, we took significant strategic steps toward our goal of becoming the leading provider of blue-collar staffing,” said Cooper. “We returned $150 million of capital to shareholders by purchasing our own stock; we made two acquisitions to fuel future growth; and we renamed our company to clarify our niche approach to branding and growing our company.”

For the first quarter of 2008, TrueBlue estimates revenue in the range of $312 million to $317 million, with net income per diluted share for the quarter in the range of $0.18 to $0.20.

Management will discuss fourth quarter 2007 results on a conference call at 2 p.m. (PT), Wednesday Jan. 30, 2008. The conference call can be accessed on TrueBlue’s web site: www.TrueBlueInc.com.

This news release contains forward-looking statements, such as statements about the ranges of revenues, gross margins and net income anticipated for future periods, improvements in safety and workers’ compensation claims and costs, strategies for increasing revenue and net income, and other factors that may affect TrueBlue’s financial results and operations in the future. TrueBlue’s actual results are, however, subject to a number of risks, including without limitation the following:  1) national and global economic conditions, including the impact of changes in national and global credit markets and other changes on TrueBlue customers; 2) TrueBlue’s ability to continue to attract and retain customers and maintain profit margins in the face of new and existing competition; 3) potential new laws and regulations that could have a materially adverse effect on TrueBlue’s operations and financial results; 4) significant labor disturbances which could disrupt industries TrueBlue serves; 5) increased costs and collateral requirements in connection with TrueBlue’s insurance obligations, including workers’ compensation insurance; 6) the adequacy of TrueBlue’s financial reserves; 7) TrueBlue’s continuing ability to comply with financial covenants in its lines of credit and other financing agreements; 8) TrueBlue’s ability to attract and retain competent employees in key positions or to find temporary employees or skilled trade workers to fulfill the needs of our customers; 9) TrueBlue’s ability to successfully complete and integrate acquisitions that it may make from time to time; 10) TrueBlue’s ability to timely execute strategies for acquired companies; and 11) other risks described in TrueBlue’s filings with the Securities and Exchange Commission, including its most recent Form 10-K and Form 10-Q filings.

About TrueBlue

TrueBlue, Inc., headquartered in Tacoma, Wash., is the parent company of Labor Ready, Spartan Staffing, CLP Resources, and PlaneTechs. TrueBlue’s brands provide general labor, light industrial and skilled trades services to small to mid-sized businesses in the construction, warehousing, hospitality, landscaping, transportation, light manufacturing, retail, wholesale, facilities, sanitation, and aviation industries. Annually, the company serves approximately 300,000 customers and puts more than 600,000 people to work through its nearly 900 branch offices in the United States, Canada, and the United Kingdom.  For additional information, visit TrueBlue’s website at www.TrueBlueInc.com

For more information, contact:

Derrek Gafford, CFO

253-680-8214

Stacey Burke, VP of Corporate Communications

253-680-8291

TrueBlue, Inc.

SUMMARY CONSOLIDATED STATEMENTS OF INCOME

In Thousands, except per share data

	Thirteen Weeks Ended		Fiscal Years Ended
	December 28,	December 29,	December 28,	December 29,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)

Revenue from services	$353,616	$338,148	$1,385,656	$1,349,118
Cost of services	241,705	228,035	943,563	915,773
Gross profit	111,911	110,113	442,093	433,345
Selling, general and administrative expenses	87,865	83,158	336,220	318,681
Depreciation and amortization	3,562	2,455	12,223	10,364
Income from operations	20,484	24,500	93,650	104,300
Interest and other income, net	2,729	3,108	10,953	11,873
Income before tax expense	23,213	27,608	104,603	116,173
Income tax expense	8,860	6,046	38,405	39,701
Net income	$14,353	$21,562	$66,198	$76,472

Net income per common share:
Basic	$0.33	$0.42	$1.45	$1.46
Diluted	$0.33	$0.42	$1.44	$1.45

Weighted average shares outstanding:
Basic	43,280	51,026	45,683	52,418
Diluted	43,513	51,327	45,960	52,853

TrueBlue, Inc.

SUMMARY CONSOLIDATED BALANCE SHEETS

In Thousands

	December 28,	December 29,
	2007	2006
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$57,008	$107,944
Marketable securities	10,954	91,510
Accounts receivable, net	140,027	120,173
Other current assets	21,519	20,131
Total current assets	229,508	339,758
Property and equipment, net	44,909	31,949
Restricted cash	132,497	143,731
Other assets	138,335	76,868
Total assets	$545,249	$592,306

Liabilities and shareholders’ equity
Current liabilities	$114,538	$101,385
Long-term liabilities	146,884	138,403
Total liabilities	261,422	239,788
Shareholders’ equity	283,827	352,518
Total liabilities and shareholders’ equity	$545,249	$592,306

TrueBlue, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

In Thousands

	Fiscal Years Ended
	December 28,	December 29,
	2007	2006
	(Unaudited)
Cash Flows from Operating activities:
Net income	$66,198	$76,472
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,223	10,364
Provision for doubtful accounts	9,987	7,215
Stock-based compensation	6,943	6,377
Excess tax benefits from stock-based compensation	(1,451)	(3,527)
Deferred income taxes	(8,696)	(3,169)
Other operating activities	401	56
Changes in operating assets and liabilities, exclusive of businesses acquired:
Accounts receivable	(10,897)	(5,429)
Income taxes	12,359	4,797
Other assets	3,734	(2,677)
Accounts payable and other accrued expenses	270	(3,068)
Accrued wages and benefits	(2,541)	(798)
Workers’ compensation claims reserve	5,748	21,576
Other current liabilities	4,376	(38)
Net cash provided by operating activities	98,654	108,151

Cash Flows from Investing activities:
Capital expenditures	(21,040)	(13,007)
Purchases of marketable securities	(191,032)	(88,266)
Maturities of marketable securities	271,580	90,301
Acquisition of businesses, net of cash acquired	(76,902)	—
Change in restricted cash and other assets	11,234	8,948
Other	(167)	214
Net cash used in investing activities	(6,327)	(1,810)

Cash Flows from Financing activities:
Purchases and retirement of common stock	(150,310)	(88,744)
Net proceeds from sale of stock through options and employee benefit plans	4,715	5,293
Excess tax benefits from stock-based compensation	1,451	3,527
Payments on debt	(909)	(1,212)
Net cash used in financing activities	(145,053)	(81,136)

Effect of exchange rates on cash	1,790	584

Net change in cash and cash equivalents	(50,936)	25,789

Cash and cash equivalents, beginning of year	107,944	82,155
Cash and cash equivalents, end of year	$57,008	$107,944